                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                [LOGO OF QWEST]

                                                                  March 15, 2000

Dear Stockholder,

  I am very pleased to invite you to the 2000 Annual Meeting of Stockholders of Qwest Communications International Inc. The meeting will be held at the Hyatt Regency Denver, the Grand Ballroom, 1750 Welton Street, Denver, Colorado on Wednesday, May 3, 2000, starting at 10:00 a.m. local time. If you plan to attend the meeting, please call 888-858-7914 or register online at www.qwest.net/ir/meeting.html by April 26, 2000.

  Important information about the matters to be acted upon at the Annual Meeting is included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

  Your vote is important. On behalf of your Board of Directors, I urge you to vote promptly by mail, telephone, fax or the Internet by following the instructions on the enclosed proxy card even if you plan to attend the Annual Meeting. Mailing your completed proxy card or using Qwest's telephone, fax or Internet voting procedures will not prevent you from voting in person at the meeting if you wish to do so.

  Members of your Board of Directors and management look forward to greeting personally those stockholders who attend.

                                          Sincerely,

                                          /s/ Joseph P. Nacchio

                                          Joseph P. Nacchio
                                          Chairman and Chief Executive Officer

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                                700 QWEST TOWER
                            555 SEVENTEENTH STREET
                            DENVER, COLORADO 80202

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 3, 2000

                               ----------------

To the Stockholders of Qwest Communications International Inc.:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Qwest Communications International Inc., a Delaware corporation, will be held at the Hyatt Regency Denver, the Grand Ballroom, 1750 Welton Street, Denver, Colorado on Wednesday, May 3, 2000, starting at 10:00 a.m. local time, for the following purposes:

    1. To elect all eleven members of the Board of Directors to hold office until the next annual meeting and until their successors are elected and qualified;

    2. To consider and vote upon a proposal to amend the Qwest Communications International Inc. Equity Incentive Plan (the "Equity Incentive Plan Proposal");

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

  Only stockholders of record at the close of business on March 7, 2000, are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY BY MAIL, TELEPHONE, FAX OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. MAILING YOUR COMPLETED PROXY CARD OR USING QWEST'S TELEPHONE, FAX OR INTERNET VOTING PROCEDURES WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU WISH TO DO SO.

                                          By Order of the Board of Directors



                                          /s/ Drake S. Tempest

                                          Drake S. Tempest
                                          Corporate Secretary

Denver, Colorado
March 15, 2000

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                                700 Qwest Tower
                            555 Seventeenth Street
                            Denver, Colorado 80202

                                PROXY STATEMENT

General

  This Proxy Statement is being furnished in connection with a solicitation by the Board of Directors (the "Board") of Qwest Communications International Inc. ("Qwest" or the "Company") for use at the Annual Meeting of Stockholders to be held at the Hyatt Regency Denver, the Grand Ballroom, 1750 Welton Street, Denver, Colorado on Wednesday, May 3, 2000, starting at 10:00 a.m. local time, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement is being furnished to holders of Qwest's common stock (the "Common Stock"). This Proxy Statement and accompanying proxy will be mailed on or about March 15, 2000 to all Qwest stockholders entitled to vote at the meeting. Unless the context otherwise requires, the term "Qwest" and the "Company" includes Qwest, its principal operating subsidiary, Qwest Communications Corporation ("QCC"), and Qwest's other consolidated subsidiaries.

Voting Rights; Revocability of Proxy

  Only stockholders of record at the close of business on March 7, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 753,092,658 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

  The holders of a majority of the shares entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. In the election of directors, the eleven nominees who receive the greatest number of votes cast for the election of directors by the holders of Common Stock entitled to vote at the Annual Meeting will become directors at the conclusion of the tabulation of votes. A vote withheld for a nominee in the election of directors will be excluded entirely from the vote and will have no effect. Approval of the Equity Incentive Plan Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock as of the Record Date represented in person or by proxy at the Annual Meeting and entitled to vote.

  Abstentions will have no effect on the election of directors. Abstentions on the Equity Incentive Plan Proposal will be counted toward the tabulation of votes cast on each proposal and will have the effect of a negative vote. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some, but not all matters, will be considered to be voted only as to those matters actually voted, and will not be considered for any purpose as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes") and will therefore have the effect of a vote against the Equity Incentive Plan Proposal. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. ADP Financial Information Services, Inc. has been appointed by the Board of Directors to act as the inspector of election for the meeting.

  As of the Record Date, Anschutz Company beneficially owned 284,000,004 shares of Common Stock, representing approximately 37.7% of the voting power of the Common Stock outstanding at that date. Anschutz Company has advised Qwest that it intends to vote all of the shares beneficially owned by it in favor of all director nominees and the Equity Incentive Plan Proposal.

  The shares of Common Stock will be voted according to the stockholders' directions when voted properly. Unless otherwise directed, the shares represented by proxies will be voted "For" all nominees and "For" the Equity Incentive Plan Proposal.

  The proxy and any votes cast using Qwest's telephone, fax or Internet voting procedures may be revoked prior to exercise by delivering written notice of revocation to the Secretary of Qwest at the principal executive office of Qwest, 700 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202, by executing a later dated proxy, by casting a later vote using the telephone, fax or Internet voting procedures or by attending the meeting and voting in person.

  The cost of solicitation of the proxies will be paid by Qwest. Officers, directors and regular employees of the Company, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. Qwest has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation. Copies of solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of the Common Stock held in their names. Qwest will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person known by Qwest to beneficially own more than five percent of the Qwest Common Stock;
(ii) each director and nominee for director of Qwest; (iii) each of the current executive officers of Qwest; and (iv) all current directors and executive officers of Qwest as a group.

                               Address for        Amount and Nature of        Percent of
          Name                  5% Owners        Beneficial Ownership(1) Outstanding Shares(2)
          ----            ---------------------- ----------------------- ---------------------
Philip F. Anschutz......  555 Seventeenth Street       284,000,004(3)            37.7%
                          Denver, CO 80202
BellSouth Corporation...  1155 Peachtree Street         74,000,000                9.8%
                          Atlanta, GA 30309-3610
David R. Boast..........                                       --                  *
Gregory M. Casey........                                       --                  *
Jerry R. Davis..........                                     1,183                 *
Jordan L. Haines........                                    16,047                 *
Cannon Y. Harvey........                                   100,000                 *
Stephen M. Jacobsen.....                                   202,000                 *
Douglas M. Karp.........                                     3,176                 *
Brij Khandelwal.........                                    70,000                 *
Vinod Khosla............                                       468                 *
Thomas J. Matthews......                                       --                  *
Afshin Mohebbi..........                                       --                  *
Joseph P. Nacchio.......                                 4,373,032(4)              *
Douglas L. Polson.......                                   130,976(5)              *
Craig D. Slater.........                                   279,000                 *
W. Thomas Stephens......                                    13,949                 *
Drake S. Tempest........                                   161,600(6)              *
Marc B. Weisberg........                                   220,400(7)              *
Lewis O. Wilks..........                                   150,000                 *
Robert S. Woodruff......                                   572,420(8)              *
Directors and Executive                                290,294,255+              38.5%+
 Officers as a Group (20
 persons)...............

--------
 * Less than one percent.
 + Includes 284,000,004 shares (37.7%) owned by Qwest's principal stockholder.
(1) Except as otherwise indicated, Qwest believes that the persons listed in the above table have sole investment and voting power with respect to all shares beneficially owned by them, subject to applicable community property laws. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities. Under that rule, securities relating to options are deemed to be beneficially owned if they are currently exercisable or exercisable within 60 days. The amounts shown in the table do not include shares relating to options not currently exercisable or not exercisable within 60 days.
(2) Based upon 753,092,658 shares of Common Stock issued and outstanding as of the Record Date, plus, as to the holder thereof only and no other person, exercise of all derivative securities that are exercisable or convertible currently or within 60 days of the Record Date.
(3) Does not include 40,672 shares held as custodian for one of Mr. Anschutz's children, as to which beneficial ownership is disclaimed, or 17,200,000 shares issuable upon exercise of a warrant held by Anschutz Family Investment Company LLC of which Anschutz Company, a corporation wholly owned by Mr. Anschutz, is the manager and one percent equity owner.
(4) Includes 3,200 shares owned by or for the benefit of Mr. Nacchio's children as to which beneficial ownership is disclaimed.

(5) Includes 60 shares owned by Mr. Polson's children as to which beneficial ownership is disclaimed.
(6) Includes 4,600 shares owned by Mr. Tempest's spouse as to which beneficial ownership is disclaimed.
(7) Includes 400 shares owned by one of Mr. Weisberg's children as to which beneficial ownership is disclaimed.
(8) Includes 4,000 shares owned by Mr. Woodruff's spouse as to which beneficial ownership is disclaimed.

                             PRINCIPAL STOCKHOLDER

  As of the Record Date Anschutz Company was the beneficial owner of approximately 37.7% of the outstanding shares of Common Stock. Anschutz Company has granted or expects to grant from time to time security interests in all or part of its shares of the Common Stock in connection with transactions entered into by it or its affiliates. Although not anticipated, under certain circumstances, shares of Common Stock could be sold pursuant to such security interests, which could result in a change of control of the Company for purposes of Delaware law.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Nominees

  Each of the eleven nominees for the positions on the Board of Directors is currently a member of the Board of Directors. The nominees for directors of Qwest, their ages and positions with Qwest and biographies are set forth below:

   Name                       Age Position
   ----                       --- --------
Philip F. Anschutz...........  60 Director and Chairman of the Board
Joseph P. Nacchio............  50 Director, Chairman and Chief Executive Officer
Robert S. Woodruff...........  51 Director, Executive Vice President--Finance,
                                  Chief Financial Officer and Treasurer
Jerry R. Davis...............  61 Director
Jordan L. Haines.............  72 Director
Cannon Y. Harvey.............  59 Director
Douglas M. Karp..............  44 Director
Vinod Khosla.................  45 Director
Douglas L. Polson............  58 Director
Craig D. Slater..............  42 Director
W. Thomas Stephens...........  57 Director

  Each person nominated has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the re-election of the eleven nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

  Philip F. Anschutz has been a Director and the Chairman of the Board of Qwest since February 1997. He was a Director and Chairman of the Board of QCC from November 1993 until September 1997. He has been a Director and Chairman of the Board of Anschutz Company, Qwest's principal stockholder, for more than five years, and a Director and Chairman of the Board of The Anschutz Corporation, a wholly owned subsidiary of Anschutz Company, for more than five years. Since the merger of Southern Pacific Rail Corporation ("SPRC") and Union Pacific Corporation ("UP") in September 1996, Mr. Anschutz has served as Vice-Chairman of UP. Prior to the merger, Mr. Anschutz was a Director of SPRC from June 1988 to September 1996 and Non-Executive Chairman of SPRC from 1993 to September 1996. He also has been a Director of Forest Oil Corporation since 1995. Mr. Anschutz serves on the Compensation Committee and Executive Committee.

  Joseph P. Nacchio became Director, Chairman and Chief Executive Officer of Qwest in April 1999 after having been Director, President and Chief Executive Officer of Qwest since February 1997 and of QCC since January 1997. He has been Chairman and a Director of KPNQwest N.V. since 1999. Prior to joining Qwest he was Executive Vice President of AT&T's Consumer and Small Business Division since January 1996. In that capacity he was responsible for AT&T's core consumer long distance business, and AT&T's DirecTV, AT&T Alascom and Language Line businesses. He was also responsible for marketing and sales targeted at all consumer and small businesses in the United States. In 1994 and 1995 Mr. Nacchio was President of AT&T's Consumer Communications Services long distance, a winner of the Malcolm Baldrige National Quality Award for Excellence. From November 1991 until August 1994, Mr. Nacchio was President of AT&T's Business Communications Services unit focused on the long distance communications needs of business customers. Since joining AT&T in June 1970 he held assignments in network operations, engineering, marketing and sales. Mr. Nacchio earned an M.S. degree in management from the Massachusetts Institute of Technology in the Sloan Fellows Program. He also received an M.B.A. degree and a B.S. degree in electrical engineering, both from New York University. Mr. Nacchio serves on the Executive Committee.

  Robert S. Woodruff became a Director and Executive Vice President--Finance, Chief Financial Officer and Treasurer of Qwest in February 1997. He served as interim Chief Operating Officer of Qwest and QCC from November 1996 through April 1997. He has served as a Director of QCC since December 1996. He became Executive Vice President--Finance, Chief Financial Officer and Treasurer of QCC in August 1994. Mr. Woodruff has been a Director of KPNQwest N.V. and Qwest Cyber.Solutions LLC since 1999. Prior to joining Qwest he had been a partner in the accounting firm of Coopers & Lybrand since 1984, where his responsibilities included providing services to communications companies. Mr. Woodruff received a B.B.A. degree in accounting, with honors, from the University of Wisconsin.

  Jerry R. Davis has been a Director of Qwest since April 1999. He was Vice Chairman of Union Pacific Railroad from September 1998 until his retirement in March 1999, and was President and Chief Operating Officer of Union Pacific Railroad from September 1996 until September 1998. Mr. Davis was President, Chief Executive Officer and a director of SPRC from February 1995 until September 1996. Before joining SPRC, Mr. Davis was Executive Vice President and Chief Operating Officer of CSX Transportation from January 1992 to February 1995.

  Jordan L. Haines was appointed a Director of Qwest in June 1997. He was Chairman of the Board of Fourth Financial Corporation, a Kansas-based bank holding company, and its subsidiary, Bank IV Wichita, N.A., from 1983 until his retirement in 1991. Mr. Haines serves on the Audit Committee, the Compensation Committee, the Executive Committee, and the subcommittee of the Compensation Committee that determines the grant of options and other awards under Qwest's Equity Incentive Plan.

  Cannon Y. Harvey has been a Director of Qwest since February 1997, and was Director of QCC from December 1996 until September 1997. He has been President and Chief Operating Officer of both Anschutz Company and The Anschutz Corporation since December 1996. From February 1995 until September 1996 he served as Executive Vice President--Finance and Law of SPRC; from September 1993 to February 1995 he served as Senior Vice President--Finance and Law and General Counsel of SPRC; from May 1993 to September 1993 he served as Vice President--Finance and Law and General Counsel of SPRC. Prior to joining SPRC, Mr. Harvey was a Partner in the law firm of Holme Roberts & Owen LLP for more than five years. Mr. Harvey serves on the Executive Committee.

  Douglas M. Karp became a director of Qwest in July 1998. He has been a Managing Director of E.M. Warburg, Pincus & Company, LLC since May 1991 and a member of its Operating Committee since January 1, 1999. Prior to joining Warburg, Pincus, Mr. Karp was a Managing Director of Mergers and Acquisitions at Salomon Brothers Inc. and a manager with the Boston Consulting Group and founder of its New York office.

Mr. Karp serves as a director of the Journal Register Company, TV Filme, Inc., Primus Telecommunications Group, Golden Books Family Entertainment, StarMedia Network Inc. and PageNet do Brasil. Mr. Karp was a director of LCI International, Inc. ("LCI") from February 1993 until LCI was acquired by the Company in June 1998. Mr. Karp graduated summa cum laude from Yale University and received a J.D. degree cum laude from Harvard Law School.

  Vinod Khosla became a director of Qwest in June 1998. He was a co-founder of Daisy Systems and founding Chief Executive Officer of Sun Microsystems where he pioneered open systems and commercial RISC processors. Mr. Khosla holds a Bachelor of Technology in Electrical Engineering from the Indian Institute of Technology in New Delhi, a Master's Degree in Biomedical Engineering from Carnegie Mellon University and an M.B.A. from the Stanford Graduate School of Business. He serves as a member of the board of directors at Concentric Network and Excite Inc., as well as several private companies. Mr. Khosla has been a General Partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1986. Mr. Khosla serves on the Audit Committee.

  Douglas L. Polson has been a Director of Qwest since February 1997, and was Director of QCC for more than five years until 1997. He has been a Director and Vice President--Finance of both Anschutz Company and The Anschutz Corporation for more than five years. He was a Director of SPRC from June 1988 to September 1996; Vice Chairman of SPRC from June 1988 to September 1996; and a Vice President of SPRC from October 1988 to September 1996.

  Craig D. Slater has been a Director of Qwest since February 1997 and a Director of QCC since November 1996. He has been President of Anschutz Investment Company since August 1997 and Executive Vice President of both Anschutz Company and The Anschutz Corporation Since August 1999, having previously served as Vice President of both Anschutz Company and the Anschutz Corporation since August 1995. Mr. Slater served as Corporate Secretary of Anschutz Company and The Anschutz Corporation from September 1991 to October 1996 and held various other positions with those companies from 1988 to 1995. He has been a Director of Forest Oil Corporation since 1995 and Internet Communications Corporation since 1996. Mr. Slater serves on the Executive Committee.

  W. Thomas Stephens was appointed a Director of Qwest in June 1997. He was President, Chief Executive Officer and a director of MacMillan Bloedel Limited, Canada's largest forest products company, from 1996 to 1999. He served from 1986 until his retirement in 1996 as President and Chief Executive Officer of Manville Corporation, an international manufacturing and resources company. He also served as a member of the Manville Corporation Board of Directors from 1986 to 1996, and served as Chairman of the Board from 1990 to 1996. Mr. Stephens is a Director of Trans Canada Pipelines, Fletcher Challenge Canada, The Putnam Funds and New Century Energies. He serves on the Audit Committee, the Compensation Committee, the Executive Committee, and the subcommittee of the Compensation Committee that determines the grant of options and other awards under Qwest's Equity Incentive Plan.

Board of Directors Meetings and Committees

  The Board held 17 meetings during 1999, including both regularly scheduled and special meetings and actions by unanimous written consent.

  Audit Committee. The Board established an Audit Committee in May 1997 to:
(i) make recommendations concerning the engagement of independent public accountants; (ii) review with Qwest management and the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of audits; (iii) approve the professional services provided by the independent public accountants; (iv) review the adequacy and effectiveness of Qwest's internal accounting controls; and (v) perform any other duties and functions required by any organization under which Qwest's securities may be listed. Jordan L. Haines, Vinod Khosla and W. Thomas Stephens serve on the Audit Committee. The Audit Committee met six times during 1999.

  Compensation Committee. Philip F. Anschutz, Jordan L. Haines and W. Thomas Stephens serve on the Compensation Committee. The Compensation Committee determines the salaries, cash bonuses and fringe benefits of the executive officers, reviews the salary administration and benefit policies of Qwest and administers the Growth Share Plan and the Equity Incentive Plan. Messrs. Haines and Stephens act as a separate subcommittee of the Compensation Committee and determine the grant of options and other awards under the Equity Incentive Plan. The Compensation Committee held six meetings during 1999, including both regularly scheduled and special meetings and actions by unanimous written consent.

  Executive Committee. The Board established an Executive Committee in February 1999 to exercise all the powers and authority of the Board in the management of the Company, except as prohibited by the Delaware General Corporation Law. Philip F. Anschutz, Joseph P. Nacchio, Cannon Y. Harvey, Jordan L. Haines, Craig D. Slater and W. Thomas Stephens serve on the Executive Committee. The Executive Committee held one meeting during 1999.

  Each Director attended more than 75% of the aggregate number of Board and/or applicable committee meetings in 1999.

Recommendation of the Board

  THE BOARD RECOMMENDS THAT THE QWEST STOCKHOLDERS VOTE "FOR" EACH NAMED NOMINEE FOR DIRECTOR.

                       EXECUTIVE OFFICERS AND MANAGEMENT

  The following are (i) Qwest's executive officers who are not directors, and
(ii) senior management of QCC:

   Name                  Age Position
   ----                  --- --------
David R. Boast..........  48 Executive Vice President--Planning, Engineering,
                             Network and Operations (QCC)
Gregory M. Casey........  41 Senior Vice President--Wholesale Markets (QCC)
Stephen M. Jacobsen.....  41 Executive Vice President--Business Markets (QCC)
Brij Khandelwal.........  54 Executive Vice President and Chief Information Officer (QCC)
Thomas J. Matthews......  59 Executive Vice President--Human Resources (QCC)
Afshin Mohebbi..........  36 President and Chief Operating Officer (QCI and QCC)
Drake S. Tempest........  46 Executive Vice President, General Counsel and
                             Corporate Secretary (QCI and QCC)
Marc B. Weisberg........  42 Senior Vice President--Corporate Development (QCC)
Lewis O. Wilks..........  46 President--Internet and Multimedia Markets (QCC)

  David R. Boast became Executive Vice President--Planning, Engineering, Network and Operations of QCC in August, 1999. In this capacity, he is responsible for the planning, engineering and operation of the Qwest network. Mr. Boast joined Qwest in May 1999 as Senior Vice President--Qwest Internet Solutions. In this position, he oversaw business development and operations of Qwest Internet Solutions, which include IP Communications and professional services groups that position Qwest as the end-to-end Internet solutions provider for businesses. Prior to joining Qwest, Mr. Boast was, since 1994, Vice President of the Global Dial Access Network at UUNET. Previously, he was at Legent Corporation, formerly Morino Associates, for 12 years where he held a variety of client services, business development, marketing, and project development assignments. Prior to his tenure at Legent Corporation, he was with The Ohio Bell Telephone Company and The Chesapeake and Potomac Telephone Company for a total of 10 years. Mr. Boast attended Niagara University, Kent State University and the Wharton School of Business Executive Development Program at the University of Pennsylvania.

  Gregory M. Casey became Senior Vice President--Wholesale Markets of QCC in June 1997. In this capacity, he is responsible for all of Qwest's carrier marketing and sales programs. Prior to joining Qwest, Mr. Casey was, since 1996, Vice President of Carrier Relations and Regulatory Affairs at LCI, with responsibility for managing relationships with RBOCs and LECs and negotiating interconnection arrangements and wholesale pricing for resale of local service. From 1991 to 1996, he was employed by ONCOR Communications Inc., where he served as Senior Vice President of Regulatory Affairs and Telephone Company Relations. Prior to joining ONCOR, he was Senior Vice President and General Counsel for Telesphere International Inc. Mr. Casey holds a B.A. degree in political science from the University of Connecticut and a J.D. degree from DePaul University College of Law.

  Stephen M. Jacobsen became Executive Vice President--Business Markets of QCC in September 1998 after having been Senior Vice President, Consumer Markets of QCC since March 1997. Prior to joining Qwest, Mr. Jacobsen was Regional Vice President, Consumer and Small Business Markets for AT&T. During his 16-year career at AT&T, Mr. Jacobsen held key managerial positions in marketing, sales, product management and network operations. Mr. Jacobsen holds a M.S. degree in management from the Massachusetts Institute of Technology in the Sloan Fellows Program and a B.S.B.A. degree from the University of Arizona.

  Brij Khandelwal became Executive Vice President and Chief Information Officer of QCC in October 1997. Prior to joining Qwest he was Vice President and Chief Information Officer at Lucent Technologies Network Systems from November 1995 to October 1997. From August 1990 through August 1994 he was Director, Systems Development at GE Aerospace/Martin Marietta, where he was responsible for architecture and delivery of enterprise information systems. Mr. Khandelwal holds a B.S. from the University of Roorkee (Roorkee, India), a M.S. degree from the University of Nebraska, and a Ph.D. degree from the University of Wisconsin.

  Thomas J. Matthews has been Executive Vice President--Human Resources of QCC since September 1998. Mr. Matthews is responsible for all of Qwest's employment related matters, including Qwest's relationship with its employees and all employment decisions. Prior to joining Qwest, Mr. Matthews provided independent consulting services to companies including IBM, Atlas Air and The Anschutz Corporation, a wholly owned subsidiary of Qwest's principal stockholder, was Senior Vice President and Chief Administrative Officer for Southern Pacific Railroad from 1991 to 1996 when it was acquired by Union Pacific Railroad, and was a senior executive with various corporations, including Burlington Northern Railroad, Texas Air Corporation and Airborne Express. Mr. Matthews earned a B.S. degree from the University of Southern California and also completed post graduate legal studies.

  Afshin Mohebbi has been President and Chief Operating Officer of Qwest since May 1999. He has been a Director of Qwest Cyber.Solutions LLC since 1999. Prior to joining Qwest, since 1997, he was British Telecommunications's ("BT") President and Managing Director of United Kingdom markets. Prior to joining BT, he was with SBC Communications and its Pacific Bell unit since 1983. Mr. Mohebbi earned a B.S. in electrical engineering with an emphasis on communications systems from the University of California at Irvine, an M.B.A. degree, graduating as a dean's scholar, from the University of California, and a telecommunications engineering certificate from the University of California Los Angeles.

  Drake S. Tempest has been Executive Vice President, General Counsel and Corporate Secretary of Qwest since October 1998. As Qwest's chief legal officer, Mr. Tempest is responsible for guiding Qwest's legal policy, assuring compliance with legal requirements and supervising Qwest's regulatory activities. He has been a Director of KPNQwest N.V. since 1999. Prior to joining Qwest, Mr. Tempest was a partner in the New York office of the law firm of O'Melveny & Myers LLP, where his practice included general corporate matters emphasizing mergers and acquisitions and securities transactions. Mr. Tempest earned a B.A. degree from Williams College, completed graduate studies at Oxford University, and received a J.D. from Yale University.

  Marc B. Weisberg became Senior Vice President--Corporate Development of QCC in September 1997. Mr. Weisberg oversees Qwest's merger and acquisition activity and strategic alliances. He is also President and Chief Executive Officer of U.S. TeleSource, Inc., Qwest's wholly-owned venture capital subsidiary. Prior to joining Qwest, he was the founder and owner of Weisberg & Company, where he provided investment banking and advisory services to clients in several industries, including telecommunications, multimedia and emerging technologies. He has been a Director of Advanced Radio Telecom Corp. since 1999. Mr. Weisberg holds a B.A. degree from Michigan State University.

  Lewis O. Wilks became President--Internet and Multimedia Markets of QCC in December 1998 after having been President--Business Markets of QCC since October 1997. He has been a Director of Qwest Cyber.Solutions LLC since 1999 and of Salus Media Corp. since 1997. Mr. Wilks, who previously was president of GTE Communications, has extensive senior-level management experience in delivering communications services to the corporate sector. While Mr. Wilks served as president of GTE Communications, he oversaw national sales, service and marketing activities for the competitive local exchange markets. Before joining GTE, Mr. Wilks was a senior executive with MCI Corporation, and held a variety of management positions with Wang Laboratories.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

  Directors who are officers or employees of Qwest or any of its affiliates do not receive compensation, except as officers or employees of Qwest or its affiliates.

  Directors who are neither officers nor employees of Qwest or any of its affiliates are entitled to receive $24,000 per annum for serving as directors of Qwest. Each director who is neither an officer nor an employee of Qwest or any of its affiliates is entitled to receive an attendance fee of $2,000 per meeting of the Board and of a committee of which he is a member. The Board has adopted the Qwest Communications International Inc. Equity Compensation Plan for Non-Employee Directors (the "Director Equity Plan") pursuant to which each director who is not an employee of Qwest or any of its affiliates may elect to receive directors' fees in the form of Qwest Common Stock. Directors may elect on a quarterly basis to receive their directors' fees either in Qwest Common Stock or in cash.

  Richard T. Liebhaber, who resigned as a director on January 20, 2000, had a consulting agreement with QCC under which he was paid of $125,000 for 1999 plus expenses. Mr. Liebhaber waived director's fees in consideration for these payments. See "Certain Transactions." Mr. Liebhaber has a consulting agreement with The Anschutz Corporation, an affiliate of Anschutz Company, that is effective January 1, 2000 and pursuant to which he is paid $50,000 per year plus expenses. He also serves on the board of directors of KPNQwest N.V. Mr. Liebhaber holds growth shares pursuant to the Qwest Growth Share Plan and has been granted options under the Qwest Equity Incentive Plan, as described below. As long as Mr. Liebhaber is a consultant to The Anschutz Corporation, the growth shares and the options will continue to be outstanding and he will continue to vest in the growth shares and options.

  Mr. Slater, a director of Qwest, and Mr. Liebhaber currently hold a total of 12,500 and 10,000 growth shares, respectively, pursuant to the Qwest Growth Share Plan. The value of such growth shares has been capped at a value generally determined by the $5.50 per share price of Qwest's Common Stock in Qwest's initial public offering and the performance cycle will end on a date in 2001 selected by Qwest in its sole discretion. Based upon the provisions of the Growth Share Plan and their respective growth share agreements, as amended, the maximum amount payable to Messrs. Slater and Liebhaber with respect to their growth shares is $2.3 million and $1.8 million, respectively.

  Messrs. Slater, Harvey, and Liebhaber have each been granted stock options pursuant to the Equity Incentive Plan. Mr. Slater has been granted stock options covering a total of 1,300,000 shares of Qwest Common Stock with 500,000 options having an exercise price of $5.50 per share and vesting at the rate of 20% per year beginning at the same time as Mr. Slater's growth shares and 800,000 options having an exercise price of $15.00 per share and vesting at the rate of 20% per year beginning on December 1, 1998. Mr. Harvey has been granted stock options covering a total of 400,000 shares of Qwest Common Stock with an exercise price of $15.00 per share and vesting at the rate of 20% per year beginning on December 1, 1998. Mr. Liebhaber has been granted stock options covering a total of 600,000 shares of Qwest Common Stock, with 400,000 options having an exercise price of $5.50 per share and vesting at the rate of 20% per year beginning at the same time as Mr. Liebhaber's growth shares and 200,000 shares having an exercise price of $15.00 per share and vesting at the rate of 20% per year beginning on December 1, 1998.

Executive Compensation

  The following table summarizes the compensation paid or accrued to Qwest's chief executive officer and five other most highly compensated executive officers of Qwest and its operating subsidiaries (the "named executives" or "named executive officers") during the last three completed fiscal years. The position identified in the table for each person is that person's current position at Qwest unless otherwise indicated.

                          SUMMARY COMPENSATION TABLE

                                     Annual Compensation           Long Term Compensation
                                ---------------------------------  -----------------------
                                                                     Awards      Payouts
                                                                   -----------------------
                                                                    Number of
                                                                   Securities
                                                     Other Annual  Underlying     LTIP         All Other
 Name/Principal Position   Year  Salary      Bonus   Compensation    options     Payouts      Compensation
 -----------------------   ---- --------    -------- ------------  -----------------------    ------------
 Joseph P. Nacchio.......  1999 $679,672    $863,006        --       9,000,000 $ 1,107,894(1)  $2,248,003(2)
  Chairman and Chief       1998  630,000     567,128        --             --    1,107,909      1,686,596
  Executive Officer        1997  593,461     300,000        --      12,000,000         --       7,405,273

 Afshin Mohebbi..........  1999 $305,769(3) $311,062   $296,327(4)   2,700,000         --      $      386(5)
  President and Chief      1998      --          --         --             --          --             --
  Operating Officer        1997      --          --         --             --          --             --

 Lewis O. Wilks..........  1999 $299,796    $302,839        --       1,000,000         --      $      726(5)
  President--Internet and  1998  279,875     243,669   $200,000(6)         --          --             --
  Multimedia Markets of    1997   50,750         --     200,000(7)   1,400,000         --             --
  QCC

 Drake S. Tempest........  1999 $250,000    $224,258   $300,000(8)     400,000         --      $      726(5)
  Executive Vice           1998   54,968         --     200,000(8)     900,000         --             --
  President, General       1997      --          --         --             --          --             --
  Counsel and Corporate
  Secretary

 Stephen M. Jacobsen.....
  Executive Vice           1999 $235,000    $223,879        --         700,000         --      $      726(5)
  President--Business      1998  207,353     245,245        --             --          --             --
  Markets of QCC           1997  143,020         --    $132,085(7)   1,200,000         --             --

 Robert S. Woodruff......  1999 $239,780    $245,880   $ 25,000(9)     600,000         --      $      928(5)
  Executive Vice           1998  220,375     165,242     25,000(9)         --          --          10,140
  President--Finance and   1997  200,000      70,000     25,000(9)     800,000  $9,453,025          7,750
  Chief Financial Officer

--------
(1) The amount shown represents a payment for growth shares pursuant to the growth share agreement between Qwest and Mr. Nacchio.
(2) The amount shown represents the third installment of the "equalization payment" ($2,034,000) (see "--Employment Contracts and Termination of Employment and Change-in-Control Arrangements") payable to Mr. Nacchio in 1999 together with interest of $208,485 that accrued on the equalization payment in 1999, allowances included in Mr. Nacchio's income under the Qwest flexible spending plan of $928, and Qwest's contribution to Qwest's 401(k) plan of $4,590.
(3) Mr. Mohebbi was employed by Qwest in May 1999. The compensation shown in the table is the compensation earned since that date.
(4) The amount shown represents Qwest's forgiveness of a portion of a loan ($100,000), Qwest's payment of relocation expenses ($28,327) and a transition payment ($168,000).
(5) The amount shown represents allowances included in the executive's income under the Qwest flexible spending plan.

(6) The amount shown represents transition payments.
(7) The amount shown represents relocation payments.
(8) The amount shown represents a guaranteed signing bonus and transition payment paid to Mr. Tempest pursuant to the employment letter agreement between Qwest and Mr. Tempest.
(9) The amount shown represents QCC's forgiveness of a portion of a loan.

Stock Option Grants

  The following table sets forth information concerning options granted in 1999 to the Company's executive officers named in the Summary Compensation Table.

                                      Percent (%) of                        Potential Realizable Value at
                                      Total Options                         Assumed Annual Rate of Stock
                         Number of      Granted to   Exercise             Price Appreciation for Option(1)
                          Options       Employees    Price per Expiration ---------------------------------
Name                      Granted      During 1999     Share      Date           5%              10%
----                     ---------    -------------- --------- ---------- ---------------- ----------------
Joseph P. Nacchio....... 8,500,000(2)     24.99%      $28.50   8/13/2009  $    152,349,723 $    386,084,111
                           500,000(3)      1.47%      $28.50   8/13/2009  $      8,961,748 $     22,710,830
Afshin Mohebbi.......... 1,600,000(4)      4.70%      $39.44   5/27/2009  $     39,683,251 $    100,565,149
                         1,100,000(2)      3.23%      $28.50   8/13/2009  $     19,715,847 $     49,963,826
Lewis O. Wilks.......... 1,000,000(2)      2.94%      $28.50   8/13/2009  $     17,923,497 $     45,421,660
Drake S. Tempest........   400,000(2)      1.18%      $28.50   8/13/2009  $      7,169,399 $     18,168,664
Stephen M. Jacobsen.....   700,000(2)      2.06%      $28.50   8/13/2009  $     12,546,448 $     31,795,162
Robert S. Woodruff......   600,000(2)      1.76%      $28.50   8/13/2009  $     10,754,098 $     27,252,996

--------
(1) The potential realizable value is based on the appreciated value of Qwest Common Stock minus the per share exercise price, multiplied by the number of shares subject to the option. The appreciated value of Qwest Common Stock is calculated assuming that the fair market value of Qwest Common Stock on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and do not represent Qwest's estimate or projection of future increases in the price of Qwest Common Stock.
(2) The options were granted effective August 13, 1999 and have the following terms. The options vest in four annual installments of 25% beginning on August 13, 2000. Generally, upon a change in control following the closing of the U S WEST merger, the options will vest if the executive is terminated without cause or if the executive suffers a material diminution of his duties.
(3) The option was granted effective August 13, 1999 and is subject to the additional condition that it will vest in four annual installments of 25% beginning on August 13, 2000 only if the published closing price of Qwest Common Stock equals or exceeds $45.00 per share for each of 30 consecutive trading days before the second anniversary of the closing of the U S WEST merger. If this condition is not met, the option will vest in full on May 13, 2009.
(4) Mr. Mohebbi's option, which was granted on May 27, 1999, vests in five annual installments of 20%, commencing on May 27, 2000.

Option Exercises and Holdings

  The following table sets forth information with respect to the named executive officers concerning options exercised by the named executive officers during 1999 and unexercised options held at the end of 1999.

                                                    Number of Securities            Value of Unexercised
                                                   Underlying Unexercised               In-the-Money
                           Shares                Options At Fiscal Year End    Options At Fiscal Year End(1)
                          Acquired      Value    ----------------------------  ------------------------------
Name                     on Exercise  Realized   Exercisable   Unexercisable    Exercisable    Unexercisable
----                     ----------- ----------- ------------  --------------  -------------- ---------------
Joseph P. Nacchio.......  1,881,000  $64,418,474     4,187,902     13,800,000  $  157,046,325 $  310,500,000
Afshin Mohebbi..........        -0-          -0-           -0-      2,700,000             -0-     21,650,000
Lewis O. Wilks..........    410,000    9,382,117       150,000      1,840,000       4,668,750     40,645,000
Drake S. Tempest........     25,000      571,093       155,000      1,120,000       4,432,024     26,387,464
Stephen M. Jacobsen.....    160,000    6,458,753        22,000      1,540,000         825,000     41,650,000
Robert S. Woodruff......        -0-          -0-       320,000      1,080,000       8,960,000     22,140,000

--------
(1) Based on the closing price of Qwest Common Stock on December 31, 1999 ($43.00) minus the per share exercise price of the unexercised options, multiplied by the number of shares represented by the unexercised options.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

  Mr. Nacchio. Qwest and Joseph P. Nacchio entered into an employment agreement dated as of December 21, 1996, and amended as of January 3, 1997, pursuant to which Mr. Nacchio joined Qwest as its President and Chief Executive Officer effective January 4, 1997, for a term through the close of business on December 31, 2001, unless terminated earlier by either party. Under the agreement Mr. Nacchio received an initial annual base salary of $600,000, a $300,000 bonus for 1997, and a $300,000 bonus for 1998. Mr.
Nacchio may participate in the employee benefit plans available to Qwest's senior executives according to the plans' terms and conditions. Under the agreement, Mr. Nacchio was granted 300,000 growth shares under Qwest's Growth Share Plan, with a five year performance cycle commencing January 1, 1997 and a "beginning company value" of $1 billion.

  The value of the growth shares is capped at a value generally determined by the $5.50 per share price of the Qwest Common Stock in the Initial Public Offering (as adjusted to reflect subsequent stock splits). The growth shares vest in 20% increments on each January 1 beginning January 1, 1998, provided that the final 40% increment will vest on January 1, 2001. Mr. Nacchio will receive a payment of approximately $24.4 million for his remaining growth shares on January 1, 2001. The growth share agreement between Qwest and Mr. Nacchio provides for terms that are different from the general terms of the Growth Share Plan in certain respects. Annually, Mr. Nacchio may elect to receive payment for up to 20% of his vested growth shares in shares of Qwest Common Stock; the growth shares for which he has received payment will be canceled. The number of growth shares granted to Mr. Nacchio are subject to adjustment upon changes in Qwest's capital structure in connection with mergers and other reorganizations. If Mr. Nacchio's employment is terminated for good reason (generally, resignation after a reduction in title or responsibility) or other than for cause (as defined below), he will vest in one-twelfth of the 20% of growth shares subject to annual vesting for the year of termination for each full month of employment in such calendar year. A change in control (as defined in the employment agreement) will not result in full vesting of, or payment for, the growth shares unless Mr. Nacchio is terminated without cause or resigns for good reason after the change in control. If his employment is terminated for cause, he will be paid for his vested growth shares based on the value of Qwest as of the end of the immediately preceding calendar year. Upon payment of certain dividends, the growth shares will vest 100% and Mr. Nacchio will be paid for a portion of the growth shares. Termination of the Plan will not be a "triggering event," as defined in the Growth Share Plan, with respect to Mr. Nacchio's growth shares.

  The employment agreement also provides for payments to compensate Mr. Nacchio for certain benefits from his former employer that were lost or forfeited. Pursuant to that provision, Qwest has paid him $10,735,861, as adjusted (the "equalization payment"). The equalization payment was made in three installments. The first installment of $7,232,000 was paid in 1997 and the second installment of $1,469,861, together with interest of $173,273, was paid in 1998. The remaining installment of $2,034,000 was payable in 1999, together with interest of $208,485. Mr. Nacchio elected to defer the payment due in 1999 under the Company's Deferred Compensation Plan. If Qwest terminates Mr. Nacchio's employment other than for cause ("cause" includes any willful misconduct materially detrimental to Qwest, felony conviction, or nonfeasance with respect to duties set forth in the employment agreement) or if Mr. Nacchio resigns for good reason, which for this purpose includes a change in control of Qwest or certain other events, Qwest will be obligated to make certain payments to him, including an amount equal to two times his base salary at the rate in effect on the date of employment termination and any installments of the equalization payment that have not yet been made, with interest. Mr. Nacchio will also be entitled to continuation of certain benefits, including welfare benefits and participation in the Qwest Growth Share Plan for a two-year period following termination. For this purpose, change in control means the acquisition of 20% or more of Qwest by an individual, entity (not controlled by Philip F. Anschutz) or group if the new acquirors own a larger percentage of Qwest than entities controlled by Philip
F. Anschutz. The agreement provides that if Mr. Nacchio receives any payments that are subject to the excise tax of Section 4999 of the Internal Revenue Code, Qwest will pay Mr. Nacchio an amount that reimburses him in full for the excise tax.

  In April 1999, the Company changed Mr. Nacchio's title to Chairman and Chief Executive Officer. In connection with the contemplated merger of Qwest and U S WEST and in recognition of the additional duties and responsibilities incumbent upon Mr. Nacchio in connection with the implementation of the merger and his anticipated role in the management of the combined company, Qwest and Mr. Nacchio entered into an amendment to the employment agreement. The modifications provide that, effective upon the closing of the merger, Mr. Nacchio's annual base salary will be increased from $680,000 to $1 million and his target annual bonus will be increased from 110% to 150% of his base salary. In addition, Mr. Nacchio will receive a cash payment of $750,000 at the earlier of the closing of the merger or January 1, 2001.

  Mr. Mohebbi. Qwest and Afshin Mohebbi entered into an employment agreement dated May 20, 1999, pursuant to which Mr. Mohebbi joined Qwest as its President and Chief Operating Officer. Under the agreement, Mr. Mohebbi is entitled to an annual base salary of $500,000 and a target annual bonus of 105% of his base salary. The agreement provides that, for the second quarter of 1999, the target annual bonus is prorated based on his hire date, and for the third and fourth quarters of 1999, Mr. Mohebbi is guaranteed a minimum bonus at the target rate. Mr. Mohebbi received reimbursement for relocation expenses in the amount of $28,327 and a transition payment of $168,000. The employment agreement also provides for the grant to Mr. Mohebbi of a stock option pursuant to Qwest's Equity Incentive Plan covering 1,600,000 shares of Qwest Common Stock with an exercise price of $39.4375. The option becomes exercisable in annual installments of 20% at the end of the first five years of his employment. In addition, the employment agreement provides for a second option grant of 400,000 shares of Qwest Common Stock on the third anniversary of Mr. Mohebbi's employment with an exercise price to be equal to the price at the close of business on the date of grant. The second grant will vest in annual installments of 20% beginning on the first anniversary of the date of the second grant. The employment agreement also provides that Mr. Mohebbi will become a member of the Qwest Board. If Mr. Mohebbi's employment with Qwest is terminated other than for cause or if he terminates his employment for "good reason," he will be entitled to 12 months' then base salary, his target bonus for the year of termination prorated based on the number of months he was employed during that year, and a continuation of his Qwest employee benefits for a period of 18 months, unless he obtains employee benefits from another employer prior to the end of the 18 month period. The term "good reason" includes any of a diminution of Mr. Mohebbi's titles, offices, positions, or authority; the assignment to Mr. Mohebbi of any duties inconsistent with his position, authority or material responsibilities or the removal of his authority or material responsibilities; Qwest's failure to make any payments due under the employment agreement or to comply with the material terms of the employment agreement; and a change in control of Qwest (as defined in the Equity Incentive Plan). Qwest and Mr. Mohebbi entered into an unsecured, noninterest-bearing loan in the principal amount of $600,000 from Qwest to Mr. Mohebbi pursuant to his employment agreement. The loan agreement modifies the terms of the employment agreement and provides that the principal amount is forgiven in thirty-six monthly increments beginning July 1, 1999. As of December 31, 1999 the outstanding principal balance was $500,000.

  Mr. Wilks. Qwest and Lewis O. Wilks entered into an employment letter agreement dated October 8, 1997 pursuant to which Mr. Wilks joined Qwest as President--Business Markets. Under the agreement, Mr. Wilks was entitled to an annual base salary of $273,000 and a minimum bonus at the end of his first year of employment of $100,000. In 1999 his base salary was increased to $300,000 and his target annual bonus was 100% of his annual salary. Mr. Wilks also received reimbursement for relocation expenses in the amount of $200,000. The agreement also provides for the grant to Mr. Wilks of a stock option pursuant to the Qwest's Equity Incentive Plan covering 1,400,000 shares of Qwest Common Stock with an exercise price per share of $11.875. The option becomes exercisable as to 280,000 shares of Qwest Common Stock at the end of each of the first four years of employment and an additional 140,000 shares at the end of each of the fifth and sixth years of employment. Mr. Wilks also received a transition payment of $200,000 in 1998, payable $50,000 during each calendar quarter beginning January 1, 1998. If Mr. Wilks' employment with Qwest terminates for any reason other than cause, he will be entitled to a lump sum payment of one year's base salary.

  Mr. Tempest. Qwest and Drake S. Tempest entered into an employment letter agreement dated October 6, 1998 pursuant to which Mr. Tempest joined Qwest as its Executive Vice President and General Counsel. Under the agreement, Mr. Tempest is entitled to an annual base salary of $250,000 and a target annual bonus of 90% of his annual salary. The target bonus for the fourth quarter of 1998 and the first quarter of 1999 was guaranteed. Mr. Tempest received payments of $200,000 on November 1, 1998 and $300,000 on November 1, 1999 in connection with his commencement of employment with Qwest. The employment letter agreement also provides for the grant to Mr. Tempest of a stock option pursuant to Qwest's Equity Incentive Plan covering 900,000 shares of Qwest Common Stock with an exercise price of $14.0625. The option vests in annual installments of 20% per year at the end of the first five years of employment. If Mr. Tempest's employment with Qwest terminates for any reason other than cause, he will be entitled to a lump sum payment of one year's base salary.

  Mr. Jacobsen. Qwest and Stephen M. Jacobsen entered into an employment letter agreement dated March 7, 1997, pursuant to which Mr. Jacobsen joined Qwest as its Senior Vice President--Consumer Markets. Under the agreement, Mr. Jacobsen is entitled to an annual base salary of $185,000, which was increased to $192,770 for 1998 and $235,000 for 1999. Mr. Jacobsen also received reimbursement for relocation expenses in the amount of $132,085. The agreement provides for the grant to Mr. Jacobsen of 30,000 growth shares pursuant to the Growth Share Plan. If Mr. Jacobsen's employment with Qwest terminates for any reason other than cause, he will be entitled to a lump sum payment of one year's base salary.

  Mr. Woodruff. Qwest and Robert S. Woodruff entered into an unsecured, noninterest-bearing loan in the principal amount of $100,000 from Qwest to Mr. Woodruff in November 1996. The principal amount is forgiven in monthly increments of $2,083 beginning December 1, 1996. As of December 31, 1999 the outstanding principal balance was $22,917. If Mr. Woodruff terminates employment voluntarily or if Qwest terminates his employment on account of willful misconduct, Qwest may declare the unforgiven outstanding principal amount due and payable within 45 days after the date he terminates employment. If Mr. Woodruff's employment terminates for any other reason, the outstanding principal balance will be forgiven. In December 1996, Qwest and Mr. Woodruff entered into a letter agreement to provide that if his employment is terminated for reasons other than willful misconduct, he will receive either a lump sum payment equal to one year's compensation at his then current rate or payment in accordance with Qwest's severance policy then in effect, as he elects.

  Change in Control. The Qwest Growth Share Plan provides that upon a "change of control" of Qwest or a termination of the Qwest Growth Share Plan, the outstanding growth shares will become fully vested. For this purpose, "change of control" is defined as either (A) the acquisition by an individual, entity or group (as defined in the Exchange Act), other than Anschutz Company, The Anschutz Corporation, or any entity controlled by Philip F. Anschutz (the "Anschutz Entities"), of beneficial ownership of 20% or more of either (i) the then-outstanding shares of Common Stock or (ii) the combined voting power of the then-outstanding voting securities of Qwest entitled to vote generally in the election of directors and the beneficial ownership of the individual, entity or group exceeds the beneficial ownership of the Anschutz Entities or
(B) the Anschutz Entities no longer have beneficial ownership of at least 20% of Qwest's Common Stock or 20% of the combined voting power. It is anticipated that completion of the merger with U S WEST will constitute a "change in control" for all growth shares other than Mr. Nacchio's growth shares.

  The Equity Incentive Plan provides that, upon a "change in control," all awards granted under the Equity Incentive Plan will vest immediately. For this purpose, a "change of control" is defined as either (A) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Anschutz Entities or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest of 50% or more of either (i) the then outstanding shares of common stock or
(ii) the combined voting power of the then outstanding voting securities of Qwest entitled to vote generally in the election of directors or (B) at any time during any period of three consecutive years after June 23, 1997, individuals who at the beginning of such period constitute the Board (and any new director whose election to the Board or whose nomination for election by Qwest's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election and nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Options granted under the plan before June 1, 1998 are subject to a different definition of change in control which will be triggered if, among other events, entities controlled by Mr. Anschutz cease to have beneficial ownership of at least 20% of Qwest's voting stock or outstanding stock. It is anticipated that completion of the merger with U S WEST will constitute a "change in control" for options granted before June 1, 1998.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Under Section 16(a) of the Exchange Act, Qwest's directors and certain of its officers and persons holding more than ten percent of Qwest's Common Stock are required to file forms reporting their beneficial ownership of the Qwest Common Stock. Such persons are also required to furnish Qwest copies of the forms so filed. Based solely upon the review of the copies of such forms provided to Qwest and written certifications from each such person, Qwest believes that during the fiscal year ended December 31, 1999, all directors, executive officers and persons holding more than 10% of Qwest's Common Stock were in compliance with their filing requirements, except that Mr. Polson made a gift of 1,100 shares of Qwest Common Stock to a charity in December 1999 that was not reported until March 2000.

Board Compensation Committee Report on Executive Compensation

  The report of the Compensation Committee of the Board of Directors (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 General

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). Philip F. Anschutz, Jordan L. Haines and W. Thomas Stephens serve on the Committee. Messrs. Haines and Stephens act as a separate subcommittee of the Compensation Committee and determine the grant of options and other awards under the Equity Incentive Plan. None of the Committee members are employees of the Company.

  The Company's overall compensation philosophy is to link executives' total compensation to the short-term and long-term performance of the Company so as to maximize long-term stockholder value. The policy is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives and other employees who have the skills, experience and talents required to promote the short and long-term financial performance and growth of the Company.

  The Company's executive compensation has three elements; base salary, annual or short term incentive compensation and long-term incentive compensation in the form of stock options. Generally, the Company's cash compensation policy is designed to provide executive officers and other management personnel with a base salary that is competitive but somewhat below the norm for its industry and to use quarterly incentive cash bonuses to yield total cash compensation that is equal to the total cash compensation paid to management personnel of the Company's competitors, depending upon the Company's results of operations relative to quarterly performance goals. Awards of options under the Company's Equity Incentive Plan will be based on criteria that reflect contributions to long-term stockholder value. Stock option grants are generally made at levels comparable to competitive organizations in order to direct executive performance toward increased stockholder value. The Committee has used, and expects to continue to use, stock-based incentive grants, including options, as a significant component of executive compensation.

  The Committee is endeavoring to maximize the deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining competitive compensation. Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation, such as the Company, for compensation in excess of $1,000,000 paid to any named executive officer unless such compensation is performance based under Section 162(m). Compensation paid pursuant to agreements entered into prior to the time that the Company became a publicly held corporation is not subject to the deduction limitation for a transition period. The Company and the Committee have taken all action required under Section 162(m) so that compensation attributable to the exercise of options under the Company's Equity Incentive Plan will be deductible.

 Base Salary

  Mr. Nacchio's base salary for 1997 through 2001 was negotiated within the context of the employment agreement executed between Mr. Nacchio and the Company as of December 21, 1996 and amended as of January 3, 1997. The Committee has approved an increase in Mr. Nacchio's base salary to $1 million effective upon the closing of the merger with U S WEST in recognition of the additional duties and responsibilities incumbent upon him in connection with the implementation of the merger and his expected role in the management of the combined company.

  The base salaries of certain other officers also were negotiated within the context of employment agreements between them and the Company. Except as affected by those agreements, the base salaries of all executive officers and other key management personnel are set at the discretion of the Committee, based upon the recommendations of the Chief Executive Officer.

 Cash Bonus

  Based upon Mr. Nacchio's success in accomplishing strategic acquisitions, including the merger agreement with U S WEST and successful implementation of the 1999 business plan, the Committee authorized a total bonus for Mr. Nacchio for 1999 of $863,006. In recognition of the increased responsibilities that Mr. Nacchio will undertake in managing the combined company following the consummation of the merger with U S WEST, his target annual bonus will increase from 110% of his base salary to 150% of his base salary, effective upon the closing of the merger.

  The Committee authorized bonuses for certain of the other named executive officers for 1999 based upon the Company's operational and financial results and the contributions of those individuals.

 Quarterly Bonus

  Effective January 1, 1999, all employees of the Company became covered by a quarterly cash bonus plan based on results, individual contribution and position, with quarterly target bonuses ranging from 60% for vice presidents to 5% for those employees in the lowest salary grade.

 Growth Shares

  Prior to the Company's initial public offering of its Common Stock in June 1997, the Company's Growth Share Plan provided the long-term incentive compensation element of executive compensation. Pursuant to his employment agreement, Mr. Nacchio received a grant of 300,000 growth shares at the time of his employment. Certain of the other named executive officers also received growth share grants under the Growth Share Plan.

All of the outstanding growth shares, including those held by Mr. Nacchio and the other named executive officers, were amended at the time of the initial public offering of the Company's Common Stock to cap the value of the growth shares at a value generally determined by the $5.50 per share price (as adjusted to reflect subsequent stock splits) of the Company's Common Stock in the Initial Public Offering and to provide that the growth share grants will terminate and become payable on a date in 2001 selected by the Company. The individuals who held growth shares at the time of the Initial Public Offering also received stock options pursuant to the Company's Equity Incentive Plan to provide incentive compensation with respect to appreciation in the Company's Common Stock subsequent to the Initial Public Offering. The Committee does not intend to grant any additional growth shares under the Growth Share Plan. The outstanding growth shares, except the growth shares held by Mr. Nacchio, will become fully vested and will be paid at the closing of the merger with U S WEST. Mr. Nacchio's growth shares will become fully vested and will be paid on January 1, 2001.

 Stock Options

  The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value. The Company's Equity Incentive Plan provides the means through which executive officers can build an investment in Common Stock which will align such officers' economic interests with the interests of stockholders. The value of stock options historically has increased as a result of increase of the price of the Common Stock, and such options are highly valued by employees. The Committee believes that the grant of stock options has been and will continue to be a significant component of its success in attracting and retaining talented management employees in an extremely competitive environment.

  The exercise price of each option has generally been the market price of the Common Stock on the date of grant. The option grants generally provide for delayed vesting over a period of five years and have a term of ten years. The Committee believes that stock options give the executive officers greater incentive throughout the term of the options to strive to operate the Company in a manner that directly affects the financial interests of the stockholders both on the long term, as well as the short term, basis.

  In determining the number of option shares to grant to executive officers, the Committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendation of the Chief Executive Officer is of paramount importance in determining awards to persons other than himself.

  Effective August 13, 1999, the Equity Incentive Plan Committee granted options to the Chief Executive Officer and certain executives. The Committee considered, among other things, a report from an outside compensation consultant that shows that the options, when considered in the context of each executive's total annual compensation, are reasonable compensation for services to be rendered following the closing of the U S WEST transaction because the option grants are competitive, particularly taking into account the highly competitive market for executive talent in the telecommunications and high technology industries, and are consistent with Qwest's historic executive compensation philosophy, particularly taking into account the significant increase in the executives' duties and responsibilities expected to occur after closing of the U S WEST transaction.

  The Committee intends to continue its practice of basing executive compensation on stock price and other financial performance criteria, and on its qualitative evaluation of individual performance. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for the Company's stockholders.

 Compensation Committee

  Philip F. Anschutz, Chairman
  Jordan L. Haines
  W. Thomas Stephens

Performance Measurement Comparison

  The following chart shows the Center for Research in Security Prices ("CRSP") Total Returns Index from June 23, 1997 to December 31, 1999 for (i) Qwest Common Stock, (ii) Nasdaq Stock Market (US Companies) and (iii) Nasdaq Telecommunications Stocks. All values assume reinvestment of the full amount of all dividends.

   Measurement period                  Company       Market           Peer
  (Fiscal Year Convered)                Index        Index           Index

FYE           12/30/1994            $      -       $ 51.059        $ 64.609
FYE           01/31/1995            $      -       $ 51.328        $ 64.501
FYE           02/28/1995            $      -       $ 54.025        $ 67.425
FYE           03/31/1995            $      -       $ 55.629        $ 67.454
FYE           04/28/1995            $      -       $ 57.381        $ 67.337
FYE           05/31/1995            $      -       $ 58.866        $ 68.245
FYE           06/30/1995            $      -       $ 63.631        $ 73.938
FYE           07/31/1995            $      -       $ 68.305        $ 80.401
FYE           08/31/1995            $      -       $ 69.691        $ 82.547
FYE           09/29/1995            $      -       $ 71.296        $ 83.320
FYE           10/31/1995            $      -       $ 70.885        $ 78.954
FYE           11/30/1995            $      -       $ 72.548        $ 83.603
FYE           12/29/1995            $      -       $ 72.165        $ 84.598
FYE           01/31/1996            $      -       $ 72.526        $ 86.663
FYE           02/29/1996            $      -       $ 75.290        $ 88.889
FYE           03/29/1996            $      -       $ 75.543        $ 88.964
FYE           04/30/1996            $      -       $ 81.801        $ 92.350
FYE           05/31/1996            $      -       $ 85.554        $ 94.578
FYE           06/28/1996            $      -       $ 81.698        $ 91.778
FYE           07/31/1996            $      -       $ 74.425        $ 79.977
FYE           08/30/1996            $      -       $ 78.599        $ 83.831
FYE           09/30/1996            $      -       $ 84.608        $ 86.389
FYE           10/31/1996            $      -       $ 83.671        $ 82.806
FYE           11/29/1996            $      -       $ 88.862        $ 84.154
FYE           12/31/1996            $      -       $ 88.788        $ 86.502
FYE           01/31/1997            $      -       $ 95.089        $ 88.599
FYE           02/28/1997            $      -       $ 89.830        $ 85.910
FYE           03/31/1997            $      -       $ 83.974        $ 80.201
FYE           04/30/1997            $      -       $ 86.587        $ 83.250
FYE           05/30/1997            $      -       $ 96.395        $ 93.566
FYE           06/24/1997            $100.000       $100.000        $100.000
FYE           06/30/1997            $ 97.321       $ 99.356        $100.675
FYE           07/31/1997            $111.161       $109.828        $106.870
FYE           08/29/1997            $145.536       $109.669        $103.219
FYE           09/30/1997            $164.732       $116.171        $116.609
FYE           10/31/1997            $220.536       $110.117        $119.940
FYE           11/28/1997            $195.089       $110.701        $121.001
FYE           12/31/1997            $212.500       $108.794        $126.496
FYE           01/30/1998            $253.125       $112.237        $134.921
FYE           02/27/1998            $250.893       $122.791        $146.924
FYE           03/31/1998            $277.678       $127.324        $161.009
FYE           04/30/1998            $275.446       $129.469        $158.753
FYE           05/29/1998            $236.161       $122.281        $155.567
FYE           06/30/1998            $249.107       $130.822        $170.287
FYE           07/31/1998            $288.393       $129.293        $177.098
FYE           08/31/1998            $178.571       $103.736        $133.729
FYE           09/30/1998            $223.661       $118.137        $150.706
FYE           10/30/1998            $279.464       $123.237        $164.591
FYE           11/30/1998            $285.714       $135.703        $174.386
FYE           12/31/1998            $357.143       $153.305        $208.275
FYE           01/29/1999            $428.125       $175.598        $240.532
FYE           02/26/1999            $438.839       $159.858        $237.767
FYE           03/31/1999            $514.955       $171.486        $258.811
FYE           04/30/1999            $610.268       $176.308        $273.003
FYE           05/28/1999            $608.929       $172.246        $276.261
FYE           06/30/1999            $472.321       $187.627        $275.147
FYE           07/30/1999            $421.429       $184.895        $268.406
FYE           08/31/1999            $410.714       $192.218        $256.889
FYE           09/30/1999            $422.321       $191.906        $255.036
FYE           10/29/1999            $514.286       $205.853        $301.975
FYE           11/30/1999            $488.393       $227.813        $314.856
FYE           12/31/1999            $614.286       $276.962        $362.700

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Anschutz, a member of the Compensation Committee, is a Director and Chairman (not an executive officer position) of Qwest, a Director and Chairman of Anschutz Company, Qwest's principal stockholder, and a Director and Chairman of The Anschutz Corporation, a subsidiary of Anschutz Company. Certain transactions and relationships between Qwest and Anschutz Company or one of its affiliates are described directly below under "Certain
Transactions."

                             CERTAIN TRANSACTIONS

  In September 1999, Qwest and Anschutz Digital Media, Inc. ("ADMI"), an affiliate of Anschutz Company, entered into an agreement to form a joint venture called Slingshot Networks LLC to provide advanced digital production, post-production and transmission facilities, digital media storage and distribution services, telephony-based data storage and enhanced services, access and routing services. Qwest and ADMI each own 50% of the joint venture. Qwest contributed approximately $84.8 million consisting of a promissory note payable over nine years at an annual interest rate of 6%. Qwest's investment in the joint venture is accounted for under the equity method. The agreement between Qwest and ADMI also provided that Qwest would purchase certain telephony-related assets and all of the stock of Precision Systems, Inc., a telecommunications solutions provider, from ADMI in exchange for a promissory note in the amount of $34 million. The promissory note is payable over nine years and bears interest at an annual rate of 6%.

  Certain affiliates of Anschutz Company indirectly provide facilities to Qwest at prevailing market rates. Qwest rents its corporate office in Denver, Colorado from an entity in which Mr. Anschutz holds interests, and rents certain telecommunications equipment used by Qwest at its corporate office from an affiliate of Anschutz Company. Such expenses totaled approximately $4 million for the year ended December 31, 1999.

  Affiliates of Anschutz Company incur certain costs on Qwest's behalf, including primarily insurance and corporate transportation services, and allocate such costs to Qwest based on actual usage. The cost to Qwest for such services was approximately $2.1 million for the year ended December 31, 1999.

  Richard T. Liebhaber, a former Director of Qwest, entered into a consulting agreement with an affiliate of Anschutz Company in December 1996 to provide consulting services in 1997 and serve on the Board of Qwest and its subsidiaries upon request. The agreement was assigned to Qwest in February 1997. Mr. Liebhaber was required under the contract to provide a minimum of 30 days of consulting services to QCC during 1998 and was paid $250,000 plus out-of-pocket expenses during 1998 and $125,000 plus out-of-pocket expenses for 1999. Mr. Liebhaber was granted 10,000 growth shares, effective December 1, 1996, with a performance cycle ending in 2001 under the Qwest Growth Share Plan. Mr. Liebhaber was also granted options to purchase 600,000 shares of Qwest Common Stock. (See "Director Compensation" above).

  In April 1999, Qwest entered into a registration rights agreement with Anschutz Company covering all of the approximately 320,000,000 shares then owned by Anschutz Company and 17,200,000 shares issuable upon exercise of a warrant owned by the Anschutz Family Investment Company LLC. The agreement provides for eight demand registrations and unlimited piggyback registrations. Demand registrations must cover at least 5,000,000 shares.

  In 1999, Qwest paid $200,000 to an employee of Anschutz Company for legislative consulting services provided to Qwest.

  In April 1997, Qwest paid Pacific Pipeline Systems, Inc. ("PPSI"), an affiliate of Anschutz Company, approximately $6.7 million for the transfer to Qwest of two conduits within PPSI's pipeline in California.

  No director or executive officer of Qwest and its operating subsidiaries was indebted to Qwest or its subsidiaries at any time since the beginning of 1999 in excess of $60,000, except Mr. Mohebbi as described above in the Proxy Statement under the description of his employment contract.


         2. APPROVAL OF AN INCREASE IN THE SHARES AVAILABLE UNDER THE QWEST COMMUNICATIONS INTERNATIONAL INC. EQUITY INCENTIVE PLAN

  The Qwest Board has adopted an amendment to the Qwest Equity Incentive Plan that, among other things, provides that the maximum number of shares of Qwest common stock available for award under the plan at any time is 10% of the aggregate number of shares that are issued and outstanding, reduced by the number of shares subject to outstanding awards granted under the plan and outstanding options granted under any other plan or arrangement of Qwest. The amendment will be effective upon approval by the stockholders.

  The plan, which was adopted by the Qwest Board and approved by its stockholders in June 1997, May 1998 and November 1999 provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants to employees of Qwest and its affiliates and consultants to Qwest. The purposes of the plan are to provide those who are selected for participation with added incentives to continue in the long-term service of Qwest and to create in such persons a more direct interest in the future success of the operations of Qwest by relating incentive compensation to increases in stockholder value, so that the interests of those participating in the plan are more closely aligned with the interests of Qwest's stockholders. The plan is also designed to provide a financial incentive that will help Qwest attract, retain and motivate the most qualified employees and consultants.

  Presently, there are 75,000,000 shares reserved for awards under the plan. The amendment provides that the number of shares of Qwest common stock available for awards under the plan at any time shall equal 10% of the aggregate number of shares then issued and outstanding (determined as of the close of trading on the New York Stock Exchange on the trading day immediately preceding such time), reduced by the number of shares that are subject to outstanding awards granted under the plan and outstanding options granted under any other plan or arrangement of Qwest (excluding Qwest's Employee Stock Purchase Plan). Upon exercise of an option, the shares issued upon exercise of such option will no longer be considered to be subject to an outstanding award or option. In addition, no award granted under the plan will become void or otherwise be adversely affected solely because of a change in the number of Qwest shares that are issued and outstanding from time to time, provided that changes in the issued and outstanding shares may result in adjustments to outstanding awards as described in "Adjustment in Number of Shares; Reeligibility of Shares," below. Based on the number of shares that were issued and outstanding on February 29, 2000, the number of shares that would be available for awards under the amended plan would be approximately 8.2 million. The closing price of the Qwest common stock on February 29, 2000 was $46.25. If approved by the stockholders, the amendment replaces and supersedes the amendment that was approved by the stockholders in November 1999 and that would have provided generally that upon the consummation of the merger of Qwest and U S WEST, the number of shares available for awards under the plan would be an amount equal to the lesser of (1) 200 million and (2) 10% of the total number of shares of Qwest common stock outstanding as of the close of business on the date on which the effective time of the merger occurs.

  The following summary of the plan is qualified by reference to the complete text of the plan, which is incorporated by reference and attached as Exhibit A.

  Participation. The plan provides that awards may be made to employees and consultants who are responsible for Qwest's growth and profitability. Directors who are not employees of Qwest and its affiliates or consultants to Qwest are not eligible. Qwest currently considers all of its employees and certain of its consultants to be eligible for grant of awards under the plan. As of February 29, 2000, there were approximately 10,000 eligible participants and approximately 5,700 participants held outstanding options. The plan is a discretionary plan and, accordingly, it is not possible at present to determine the amount or form of awards that will be available for grant to any individual during the term of the plan.

  Administration. The plan is administered by a subcommittee of Qwest's Compensation Committee composed of members of the Compensation Committee other than Mr. Anschutz. The committee must be structured at all times so that it satisfies the "non-employee director" requirement of Rule 16b-3 under the Exchange Act. To the extent practicable, Qwest intends to satisfy the similar requirement of Section 162(m) of the Code with respect to grants to employees whose compensation is subject to Section 162(m) of the Code. The committee has the sole discretion to determine the employees and consultants to whom awards may be granted under the plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and stock units are granted by the committee to employees and consultants in such numbers and at such times during the term of the Plan as the committee shall determine, except that the maximum number of shares subject to one or more options or stock appreciation rights that can be granted during any calendar year to any employee or consultant is 40 million shares of Qwest common stock, except that the maximum number of shares that can be granted pursuant to incentive stock options is 75 million shares, and except that incentive options may be granted only to employees. In granting options, stock appreciation rights, restricted stock and stock units, the committee will take into account such factors as it may deem relevant in order to accomplish the plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to Qwest's success.

  The plan provides that the committee may delegate authority to grant stock options and other awards to specified officers of Qwest. Pursuant to that authority, the committee has delegated authority to Joseph P. Nacchio, Chairman and Chief Executive Officer of Qwest, to grant options and other awards to such employees and consultants as he may determine; provided that the maximum number of shares that may be granted to any one individual by Mr. Nacchio is 200,000 (as adjusted for stock splits, stock dividends, recapitalizations and other dilutive changes in the Qwest common stock), the maximum aggregate number of shares that may be granted to all individuals by Mr. Nacchio is 10 million (as adjusted for stock splits, stock dividends, recapitalizations and other dilutive changes in the Qwest common stock), and no grants of options or other awards may be made by Mr. Nacchio to any employee or consultant who is covered by Section 16(b) of the Exchange Act. References in this section to grants and other actions by the committee shall include a reference to Mr. Nacchio to the extent that the committee has delegated such authority to him.

  Exercise of Options. The committee determines the exercise price for each option; however, incentive stock options must have an exercise price that is at least equal to the fair market value of the Qwest common stock on the date the incentive stock option is granted (at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns Qwest common stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price in
(1) cash or certified funds, (2) by the surrender of a number of shares of Qwest common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or (3) through a broker's transaction by directing the broker to sell all or a portion of the Qwest common stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may be provided with an election to satisfy the minimum required income tax withholding obligation through the withholding of a portion of the Qwest common stock to be received upon exercise of the option.

  Option Term. The committee determines the term of each Option, which shall be no longer than ten years (five years in the case of an incentive stock option granted to an employee who owns Qwest common stock having more than 10% of the voting power). Unless the committee provides otherwise, the following provisions apply in the event of an employee's termination of employment. If the option holder's services are terminated for cause, as determined by Qwest, the option terminates immediately. If the option holder becomes disabled, the option may be exercised for one year after the option holder terminates employment on account of disability. If the option holder dies during employment or in the one-year period referred to in the preceding sentence or in the three-month period following termination of employment other than on account of cause, death, or disability, the option may be exercised for one year after the option holder's death. If the option holder terminates employment for any reason other than cause, disability, or death, the option may be exercised for three months after termination of employment. In all cases, the option can be exercised only to the extent it is vested at the time of termination of employment and only during the term of the option.

  Restricted Stock. The committee may grant a participant a number of shares of restricted stock as determined by the committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continuous employment with Qwest for a stated period of time or the attainment of performance goals and objectives, as determined by the committee in its sole discretion. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to Qwest's retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment completed at termination of employment from the date of the award to the total number of months of employment required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.

  Stock Units. The committee may grant stock units to participants. The committee determines the number of stock units to be granted, the goals and objectives to be satisfied, the time and manner of payment, and any other terms and conditions applicable to the stock units.

  Stock Appreciation Rights. The committee may grant stock appreciation rights to participants, either separately or in tandem with the grant of options. The committee determines the period during which a stock appreciation right may be exercised and the other terms and conditions applicable to the stock appreciation rights. Upon exercise of a stock appreciation right, a participant is entitled to a payment equal to the number of shares of Qwest common stock as to which the stock appreciation right is exercised times the excess of the fair market value of a share of Qwest common stock on the date the stock appreciation right is exercised over the fair market value of a share of Qwest common stock on the date the stock appreciation right was granted. The amount may be paid in shares of Qwest common stock, in cash, or in a combination of cash and Qwest common stock as the committee determines in its sole discretion. Upon termination of employment, stock appreciation rights are exercisable in the same manner as options. If a stock appreciation right is granted in tandem with an option, exercise of the stock appreciation right or the option will result in an equal reduction in the number of shares subject to the corresponding option or stock appreciation right.

  Other Stock Grants. The committee may award stock bonuses to such participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock bonuses may be outright grants or may be conditioned on continued employment or attainment of performance goals as the committee determines in its sole discretion. The Qwest Board may, in its sole discretion, establish other incentive compensation arrangements pursuant to which participants may acquire Qwest common stock or provide that other incentive compensation will be paid in Qwest common stock under the Plan.

  Nontransferability. Except as may be otherwise permitted by the committee, options, stock appreciation rights, stock units and restricted stock awards granted under the plan are not transferable other than by will or by the laws of descent and distribution.

  Adjustment in Number of Shares; Reeligibility of Shares. The number of shares eligible for award under the plan, the number of shares subject to outstanding awards, the number of shares that may be granted to any individual, the number of shares available for grant pursuant to incentive stock options, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in Qwest common stock. Shares of Qwest common stock covered by unexercised non-qualified or incentive stock options that expire, terminate or are canceled, together with shares of Qwest common stock that are forfeited pursuant to a restricted stock grant or any other award (other than an option) under the plan or that are used to pay withholding taxes or the option exercise price, will again be available for option or grant under the plan.

  Change in Control. All awards granted under the plan shall immediately vest upon any "change in control" of Qwest unless otherwise provided by the committee at the time of grant. For this purpose, a "change of control" is defined as either (A) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz (collectively the "Anschutz Entities") or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest of 50% or more of either (i) the then outstanding shares of common stock or (ii) the combined voting power of the then outstanding voting securities of Qwest entitled to vote generally in the election of directors or (B) at any time during any period of three consecutive years after June 23, 1997, individuals who at the beginning of such period constitute the Board (and any new director whose election to the Board or whose nomination for election by Qwest's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election and nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Options granted under the plan before June 1, 1998 are subject to a different definition of change in control which will be triggered if, among other events, entities controlled by Mr. Anschutz cease to have beneficial ownership of at least 20% of Qwest's voting stock or outstanding stock. It is anticipated that completion of the merger with U S WEST will give rise to a "change in control" for options granted before June 1, 1998.

  Merger and Reorganization. Upon the occurrence of (1) the reorganization (other than a bankruptcy reorganization), merger or consolidation of Qwest (other than a reorganization, merger or consolidation in which Qwest is the continuing company and that does not result in any change in the outstanding shares of Qwest common stock), (2) the sale of all or substantially all of the assets of Qwest (other than a sale in which Qwest continues as a holding company of an entity that conducts the business formerly conducted by Qwest), or (3) the dissolution or liquidation of Qwest, all outstanding options will terminate automatically when the event occurs if Qwest gives the option holders 30 days' prior written notice of the event. Notice is also given to holders of other awards. Notice is not required for a merger or consolidation or for a sale if Qwest, the successor, or the purchaser makes adequate provision for the assumption of the outstanding options or the substitution of new options or awards on terms comparable to the outstanding options or awards. When the notice is given, all outstanding options fully vest and can be exercised prior to the event and other awards become exercisable and payable.

  Amendment and Termination. The Qwest Board may amend the plan in any respect at any time provided stockholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation right, award or unit previously granted or deprive an option holder, without his or her consent, of any Qwest common stock previously acquired. The plan will terminate on June 22, 2007, unless it is terminated earlier by the Qwest Board.

  Federal Income Tax Consequences of Issuance and Exercise of Options under the Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or Qwest. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Qwest common stock on the date of exercise over the exercise price. If, however, the sale of the Qwest common stock at a profit would subject the option holder to liability under
Section 16(b) of the Exchange Act, the option holder will recognize compensation income equal to the excess of (1) the fair market value of the Qwest common stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Qwest common stock without Section 16(b) liability over (2) the exercise price. The option holder can make an election under Section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. Qwest is entitled to a deduction equal to the compensation recognized by the option holder for Qwest's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

  When an incentive stock option is granted, there are no income tax consequences for the option holder or Qwest. When an incentive stock option is exercised, the option holder does not recognize income and Qwest does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Qwest common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Qwest common stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

  If the option holder disposes of the Qwest common stock after the option holder has held the Qwest common stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as capital gain for the option holder. Qwest is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Qwest common stock by disposing of the Qwest common stock before it has been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the option holder recognizes compensation income equal to the excess of (1) the fair market value of the Qwest common stock on the date the incentive stock option was exercised or, if less, the amount received on the disposition over (2) the exercise price. At present, Qwest is not required to withhold income or other taxes. Qwest is entitled to a deduction equal to the compensation recognized by the option holder for Qwest's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

  The plan provides that option holders are responsible for making appropriate arrangements with Qwest to provide for any additional withholding amounts. Furthermore, Qwest shall have no obligation to deliver shares of Qwest common stock upon the exercise of any options, stock appreciation rights, awards or units under the plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

  Under Section 162(m) of the Code, Qwest may be limited as to federal income tax deductions to the extent that the total annual compensation in excess of $1 million is paid to Qwest's Chief Executive Officer or any one of the four highest paid executive officers who were employed by Qwest on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by Qwest's stockholders, is not subject to this limitation on deductibility. Qwest has structured the plan with the intention that compensation resulting from options and awards granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

  Stockholder Approval. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the Equity Incentive Plan Proposal. The Board believes the Equity Incentive Plan Proposal is in the best interests of the Company and its stockholders and is important in order to help assure the ability of the Company to continue to recruit and retain highly qualified employees.

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ADOPTION OF PROPOSAL 2.

                   CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP has served as independent auditors for the fiscal year ending December 31, 1999, and has been selected to serve for the 2000 fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

  On June 11, 1999, Qwest entered into a business venture with its previous certifying accountant, KPMG LLP, that effectively impaired KPMG's independence. As a result, KPMG LLP notified Qwest that it would be unable to continue as Qwest's certifying accountant. Qwest, on the recommendation of its Audit Committee, selected Arthur Andersen LLP to serve as its certifying accountant, effective June 18, 1999, with respect to subsequent periods.

  KPMG LLP's reports on Qwest's financial statements for the years ended December 31, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During the years ended December 31, 1998 and 1997 or for the subsequent interim period through the date of change in accountants, Qwest did not have any disagreement with KPMG LLP on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its report.

                          ANNUAL REPORT ON FORM 10-K

  Qwest will provide without charge to any requesting stockholder a copy of its Annual Report on Form 10-K for the 1999 fiscal year. Written requests should be made to Drake S. Tempest, Corporate Secretary, addressed to Qwest Communications International Inc. at 700 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at Qwest's 2001 Annual Meeting of Stockholders must be received by the Corporate Secretary of Qwest not later than December 31, 2000, in order to be included in the proxy statement and proxy relating to the 2001 Annual Meeting.

                                 OTHER MATTERS

  The Board knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their judgement.

  The Board encourages you to have your shares voted by signing and returning the enclosed proxy or to vote using Qwest's telephone or Internet voting procedures. The fact that you will have returned your proxy or voted using Qwest's telephone or Internet voting procedures in advance will not affect your right to vote in person should you attend the meeting. However, by signing and returning the proxy or using Qwest's telephone or Internet voting procedures, you have assured your representation at the Annual Meeting.

                                          By Order of the Board of Directors



                                          /s/ Drake S. Tempest

                                          Drake S. Tempest
                                          Corporate Secretary

Denver, Colorado
March 15, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       EXHIBIT A


                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                             EQUITY INCENTIVE PLAN

                           (effective June 23, 1997)

              (amended and restated, effective            , 2000)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I--INTRODUCTION...................................................  A-1
    1.1  Establishment....................................................   A-1
    1.2  Purposes.........................................................   A-1
    1.3  Effective Date; Amendment........................................   A-1

 ARTICLE II--DEFINITIONS...................................................  A-1
    2.1  Definitions......................................................   A-1
    2.2  Gender and Number................................................   A-3

 ARTICLE III--PLAN ADMINISTRATION..........................................  A-3
    3.1  General..........................................................   A-3
    3.2  Delegation by Committee..........................................   A-3

 ARTICLE IV--STOCK SUBJECT TO THE PLAN.....................................  A-3
    4.1  Number of Shares.................................................   A-3
    4.2  Other Shares of Stock............................................   A-4
    4.3  Adjustments for Stock Split, Stock Dividend, Etc.................   A-4
    4.4  Other Distributions and Changes in the Stock.....................   A-4
    4.5  General Adjustment Rules.........................................   A-5
    4.6  Determination by the Committee, Etc..............................   A-5

 ARTICLE V--CORPORATE REORGANIZATION; CHANGE IN CONTROL....................  A-5
    5.1  Reorganization of Qwest..........................................   A-5
    5.2  Required Notice..................................................   A-5
    5.3  Acceleration of Exercisability...................................   A-6
    5.4  Change in Control of Qwest.......................................   A-6
    5.5  Reorganization of Affiliated Corporations........................   A-6

 ARTICLE VI--PARTICIPATION.................................................  A-7

 ARTICLE VII--OPTIONS......................................................  A-7
    7.1  Grant of Options.................................................   A-7
    7.2  Stock Option Certificates........................................   A-7
    7.3  Restrictions on Incentive Options................................  A-10
    7.4  Shareholder Privileges...........................................  A-10

 ARTICLE VIII--RESTRICTED STOCK AWARDS..................................... A-10
    8.1  Grant of Restricted Stock Awards.................................  A-10
    8.2  Restrictions.....................................................  A-10
    8.3  Privileges of a Stockholder, Transferability.....................  A-11
    8.4  Enforcement of Restrictions......................................  A-11

 ARTICLE IX--STOCK UNITS................................................... A-11

 ARTICLE X--STOCK APPRECIATION RIGHTS...................................... A-11
    10.1 Persons Eligible.................................................  A-11
    10.2 Terms of Grant...................................................  A-11
    10.3 Exercise.........................................................  A-11
    10.4 Number of Shares or Amount of Cash...............................  A-12
    10.5 Effect of Exercise...............................................  A-12
    10.6 Termination of Services..........................................  A-12


                         qwest equity incentive plan

 ARTICLE XI--STOCK BONUSES................................................. A-12

 ARTICLE XII--OTHER COMMON STOCK GRANTS.................................... A-12

 ARTICLE XIII--RIGHTS OF PARTICIPANTS...................................... A-12
    13.1 Service..........................................................  A-12
    13.2 Nontransferability...............................................  A-12
    13.3 No Plan Funding..................................................  A-13

 ARTICLE XIV--GENERAL RESTRICTIONS......................................... A-13
    14.1 Investment Representations.......................................  A-13
    14.2 Compliance with Securities Laws..................................  A-13
    14.3 Changes in Accounting Rules......................................  A-13

 ARTICLE XV--OTHER EMPLOYEE BENEFITS....................................... A-14

 ARTICLE XVI--PLAN AMENDMENT, MODIFICATION AND TERMINATION................. A-14

 ARTICLE XVII--WITHHOLDING................................................. A-14
    17.1 Withholding Requirement..........................................  A-14
    17.2 Withholding With Stock...........................................  A-14

 ARTICLE XVIII--REQUIREMENTS OF LAW........................................ A-15
    18.1 Requirements of Law..............................................  A-15
    18.2 Federal Securities Law Requirements..............................  A-15
    18.3 Governing Law....................................................  A-15

 ARTICLE XIX--DURATION OF THE PLAN......................................... A-15

                          qwest equity incentive plan

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                             EQUITY INCENTIVE PLAN

                                   ARTICLE I

                                 INTRODUCTION

  1.1 Establishment. Qwest Communications International Inc., a Delaware corporation, effective June 23, 1997, established the Qwest Communications International Inc. Equity Incentive Plan (the "Plan") for certain employees of the Company (as defined in subsection 2.1(f)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain key employees of the Company and to certain consultants to the Company.

  1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

  1.3 Effective Date; Amendment. The initial effective date of the Plan was June 23, 1997. The Plan is hereby amended and restated, as of the date the shareholders approve the amended and restated plan. The provisions of the Plan, as so amended and restated, shall apply to any Award (as defined in subsection 2.1(b)) granted on or after the date the shareholders approve the amended and restated plan and, to the extent that the provisions of this amended and restated Plan do not adversely affect the Award, shall also apply to Awards granted prior to the date the shareholders approve the amended and restated Plan.

                                  ARTICLE II

                                  DEFINITIONS

  2.1 Definitions. The following terms shall have the meanings set forth below:

    (a) "Affiliated Corporation" means any corporation or other entity that is affiliated with Qwest through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

    (b) "Award" means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

    (c) "Board" means the Board of Directors of Qwest.

    (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

    (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Except as provided in
  Section 3.2, the Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

                          qwest equity incentive plan

    (f) "Company" means Qwest and the Affiliated Corporations.

    (g) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

    (h) "Effective Date" means the original effective date of the Plan, June 23, 1997.

    (i) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees within the meaning of section 414(n) of the Code shall not be treated as employees under this Plan.

    (j) "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

    (k) "Fair Market Value" means the average of the mean between the bid and the asked prices of the Stock or the closing price, as applicable, on the New York Stock Exchange, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Committee, or the individual or individuals to whom the Committee has delegated authority to grant Awards, may specify at the time an Award is granted. If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Stock on a particular date shall be as determined by the Committee. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

    (l) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

    (m) "Non-Qualified Option" means any Option other than an Incentive
  Option.

    (n) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

    (o) "Option Certificate" shall have the meaning given to such term in
  Section 7.2 hereof.

    (p) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

    (q) "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

    (r) "Participant" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

    (s) "Qwest" means Qwest Communications International Inc. and any successor thereto.

    (t) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

    (u) "Share" means a share of Stock.

    (v) "Stock" means the $0.01 par value common stock of Qwest.

                          qwest equity incentive plan

    (w) "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

    (x) "Stock Bonus" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

    (y) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

  2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                  ARTICLE III

                              PLAN ADMINISTRATION

  3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of Qwest and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

  3.2 Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of Qwest, the power and authority to grant Awards under the Plan to specified groups of employees and consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the Qwest officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any employee or consultant who is covered by Section 16(b) of the 1934 Act shall not be delegated by the Committee.

                                  ARTICLE IV

                           STOCK SUBJECT TO THE PLAN

  4.1 Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan at any time pursuant to Awards shall equal 10% of the aggregate number of Shares that are issued and outstanding at such time (determined as of the close of trading on the New York Stock Exchange on the trading day qwest equity incentive plan
immediately preceding such time), reduced by the number of Shares that are subject to outstanding Awards granted under this Plan and outstanding options granted under any other plan or arrangement of the Company or any subsidiary of the Company (excluding the Company's Employee Stock Purchase Plan) at such time. Upon exercise of an option (whether granted under this Plan or otherwise), the Shares issued upon exercise of such option shall no longer be considered to be subject to an outstanding Award or option for purposes of the immediately preceding sentence. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 40,000,000. The maximum number of Shares as to which Incentive Options may be granted is 75,000,000. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by Qwest. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of Qwest if, in the opinion of counsel for Qwest, stockholder approval is required. Qwest shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

  4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by Qwest as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 75,000,000 shares of Stock may be awarded pursuant to Incentive Options.

  4.3 Adjustments for Stock Split, Stock Dividend, Etc. If Qwest shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 4.2 of this Plan.

  4.4 Other Distributions and Changes in the Stock. If

    (a) Qwest shall at any time distribute with respect to the Stock assets or securities of persons other than Qwest (excluding cash or distributions referred to in Section 4.3), or

    (b) Qwest shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of Qwest, or

    (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be qwest equity incentive plan
effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to
Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant's becoming a holder of record of the Stock.

  4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require Qwest to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

  4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   ARTICLE V

                  CORPORATE REORGANIZATION; CHANGE IN CONTROL

  5.1 Reorganization of Qwest. Except as provided otherwise by the Committee at the time an Award is granted, upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or Qwest: (a) the merger or consolidation of Qwest with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy
Code) of Qwest (other than a consolidation, merger, or reorganization in which Qwest is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of Qwest as an entirety or substantially as an entirety (other than a sale or conveyance in which Qwest continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Qwest); or (c) the dissolution or liquidation of Qwest.

  5.2 Required Notice. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by Qwest to each Option Holder and Participant unless (a) in the case of the events described in clauses (a) or
(b) of Section 5.1, Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The qwest equity incentive plan
provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

  5.3 Acceleration of Exercisability. Participants notified in accordance with
Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights or Stock Units that are not assumed or substituted under clauses (a) or
(b) of Section 5.2 that have not been exercised prior to the event described in Section 5.1 shall automatically terminate upon the occurrence of such event.

  5.4 Change in Control of Qwest.

    (a) In General. Unless provided otherwise by the Committee at the time of the grant of an Award, upon a change in control of Qwest as defined in subsection 5.4(b), then (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees or consultants of the Company; (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse;
  (iii) all Stock Units shall become immediately payable; and (iv) all other Awards shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time.

    (b) Definition. For purposes of this Plan, a "change in control" shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz (collectively, the "Anschutz Entities") or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Stock ("Outstanding Shares") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power") or (ii) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

  5.5 Reorganization of Affiliated Corporations. If an Affiliated Corporation is merged or consolidated with another corporation (other than a merger or consolidation pursuant to which the Affiliated Corporation continues to be, or the continuing corporation is, affiliated with Qwest through stock ownership or control), or if all or substantially all of the assets or more than fifty percent (50%) of the stock of the Affiliated Corporation is acquired by any other corporation, business entity or person (other than a transaction in which the successor is affiliated with Qwest through stock ownership or control), or in the case of a reorganization (other than a reorganization under the United States Bankruptcy Code) including a divisive reorganization under Section 355 of the Code, or liquidation of the Affiliated Corporation, the Committee may, as to outstanding Awards, make appropriate provision for the protection of outstanding Awards granted to Eligible Employees of, and Eligible Consultants to, the affected Affiliated Corporation by (i) providing for the assumption of outstanding Options or the substitution of new Options for outstanding Options by the successor on terms comparable to the outstanding Options, (ii) providing for the adjustment of outstanding Awards, or (iii) taking such other action with respect to outstanding Awards as the Committee deems appropriate.


                          qwest equity incentive plan

                                  ARTICLE VI

                                 PARTICIPATION

  Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with Qwest, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                  ARTICLE VII

                                    OPTIONS

  7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

  7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Certificate"). An Option Certificate shall be issued by Qwest in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

    (a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

    (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

    (c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the qwest equity incentive plan

  Option is granted. The Option Certificate shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

    (d) Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

      (i) If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

      (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

      (iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

      (iv) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability, or death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

    (e) Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, and siblings (including half brothers and sisters and adopted siblings). During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

    (f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the qwest equity incentive plan
  pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.

    (g) Exercise, Payments, Etc.

      (i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to Qwest of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of Qwest within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to Qwest in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by Qwest regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, Qwest shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

      (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

        (A) in cash;

        (B) by certified check, cashier's check or other check acceptable to the Company, payable to the order of Qwest;

        (C) by delivery to Qwest of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to Qwest; provided however, that no Option may be exercised by delivery to Qwest of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

        (D) by delivery to Qwest of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to Qwest promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

    (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

    (i) Withholding.

      (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding qwest equity incentive plan
    required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

      (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

  7.3 Restrictions on Incentive Options.

    (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

    (b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of Qwest shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

  7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

                                 ARTICLE VIII

                            RESTRICTED STOCK AWARDS

  8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

  8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining qwest equity incentive plan
portion of each such Award shall be forfeited and shall be immediately returned to Qwest. If a Participant's employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to Qwest.

  8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

  8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

    (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of Qwest while the restrictions remain in effect; or

    (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                  ARTICLE IX

                                  STOCK UNITS

  A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

                                   ARTICLE X

                           STOCK APPRECIATION RIGHTS

  10.1 Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees or Eligible Consultants.

  10.2 Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

  10.3 Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to Qwest, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to Qwest, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, Qwest shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date Qwest receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of Qwest within 30 days following delivery of such notice.


                          qwest equity incentive plan

  10.4 Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

  10.5 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

  10.6 Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in
Section 7.2(d) with respect to Options.

                                  ARTICLE XI

                                 STOCK BONUSES

  The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

                                  ARTICLE XII

                           OTHER COMMON STOCK GRANTS

  From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                                 ARTICLE XIII

                            RIGHTS OF PARTICIPANTS

  13.1 Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

  13.2 Nontransferability. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the qwest equity incentive plan
completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. Notwithstanding the foregoing, the Option Holder may not transfer an Incentive Option during the Option Holder's lifetime. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

  13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

                                  ARTICLE XIV

                             GENERAL RESTRICTIONS

  14.1 Investment Representations. Qwest may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to Qwest and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as Qwest deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

  14.2 Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to Qwest shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require Qwest to apply for or to obtain such listing, registration or qualification.

  14.3 Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of Qwest, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.


                          qwest equity incentive plan

                                  ARTICLE XV

                            OTHER EMPLOYEE BENEFITS

  The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

                                  ARTICLE XVI

                 PLAN AMENDMENT, MODIFICATION AND TERMINATION

  The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if Qwest, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

  No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards.

                                 ARTICLE XVII

                                  WITHHOLDING

  17.1 Withholding Requirement. Qwest's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

  17.2 Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have Qwest withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or
(b) to transfer to Qwest a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to Qwest and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

    (a) All elections must be made prior to the Tax Date.

    (b) All elections shall be irrevocable.


                          qwest equity incentive plan

    (c) If the Participant is an officer or director of Qwest within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                 ARTICLE XVIII

                              REQUIREMENTS OF LAW

  18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

  18.2 Federal Securities Law Requirements. If a Participant is an officer or director of Qwest within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

  18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                  ARTICLE XIX

                             DURATION OF THE PLAN

  Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on June 22, 2007, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated:                 , 2000

                                     QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation

                                     By:_______________________________________



                          qwest equity incentive plan

QWEST
Proxy Services
P.O. Box 9079
FARMINGDALE, NY 11735

                      VOTE BY TELEPHONE, INTERNET OR FAX
                           QUICK***EASY***IMMEDIATE

**IF YOU WISH TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET, PLEASE FOLLOW THE INSTRUCTIONS BELOW**

YOUR TELEPHONE, INTERNET OR FAX WILL AUTHORIZE THE NAMED PROXIES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

* You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.
*  After voting your shares you will be asked if you wish to attend the meeting.

VOTE BY PHONE: FOR U.S. STOCKHOLDERS ONLY, CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-690-6903 ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.

After entering your Control Number you will hear the following instructions:

OPTION #1:
To vote as the Board of Directors recommends on ALL proposals:
     Press 1
WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2:
If you choose to vote on each proposal separately, press 2. You will hear the following instructions:

PROPOSAL 1:
To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 2
To WITHHOLD FOR AN INDIVIDUAL nominee, Press 3 and listen to the instructions

PROPOSAL 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET:
THE WEB ADDRESS IS: HTTP://WWW.PROXYVOTE.COM
                   ------------------------

If you vote by telephone, fax or Internet there is no need for you to mail in your proxy.

VOTE BY FAX: Mark, sign and date your proxy card and fax it to 303-992-1822 anytime.

THANK YOU FOR VOTING.


TO VOTE, MARK BLOCKS BELOW
IN BLUE OR BLACK INK:               QWECOM    KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
QWEST COMMUNICATIONS INTERNATIONAL INC.

If you plan to attend our meeting, please check this box.  [ ]

     Vote on Directors

     1.  Proposal to elect Directors.    For Withhold      To withhold authority
         The nominees                 All   All   Except   to vote, mark 'For
         for Directors are:                                All Except' and write
         01)  Philip F. Anschutz      [ ]   [ ]     [ ]    the nominee's number
         02) Jerry R. Davis,                               on the line below.
         03) Jordan L. Haines
         04) Cannon Y. Harvey,                             ---------------------
         05) Douglas M. Karp,
         06) Vinod Khosla,
,        07) Joseph P. Nacchio,
         08) Douglas L. Polson
         09) Craig D. Slater,
         10) W. Thomas Stephens,
         11) Robert S. Woodruff

     Vote On Proposals                                   For   Against   Abstain

2.  Approval of the Equity Incentive Plan Proposal       [ ]     [ ]       [ ]

3.  Approval of any other matters to be voted upon       [ ]     [ ]       [ ]



________________________________________________        _______________________
Signature [PLEASE SIGN WITHIN BOX]                      Date

________________________________________________        _______________________
Signature (Joint Owners)                                Date

                            YOUR VOTE IS IMPORTANT

                       You can vote in one of four ways:

1. Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or
                                      --

2. Vote by Internet at our Internet Address: www.proxyvote.com and provide your consent and e-mail address to receive proxy materials on-line in the future.

                                      or
                                      --

3. To vote by fax, mark, sign and date your proxy card and fax it to 303-992-1822

                                      or
                                      --

4. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

If you wish to provide us with your on-line consent and e-mail address in order to receive proxy materials on-line in the future, please register on-line to receive them at www.proxyvote.com



                                    QWECO2
--------------------------------------------------------------------------------




PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2000

                                  COMMON STOCK

                     QWEST COMMUNICATIONS INTERNATIONAL INC.

     The undersigned hereby appoints Joseph P. Nacchio, Drake S. Tempest and Robert S. Woodruff, or any of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting of Stockholders of QWEST COMMUNICATIONS INTERNATIONAL INC. to be held at the Hyatt Regency Denver, the Grand Ballroom, 1750 Welton Street, Denver, Colorado on Wednesday, May 3, 2000, starting at 10:00 a.m. local time, and at any adjournments or postponements thereof, and to vote at the meeting all the shares of Common Stock held of record by the undersigned at the close of business on March 7, 2000, as designated on the reverse side.

  Shares will be voted as specified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. The proxies or substitutes may vote in their discretion upon any other business that may properly come before the Annual Meeting or any adjournments.